Exhibit 99.1

SAKS INCORPORATED COMPLETES REDEMPTION OF

7-3/8% NOTES DUE 2019

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (April 15, 2011)—Saks Incorporated (the “Company”) (NYSE: SKS) announced today that it has completed the redemption of its 7-3/8% Notes due 2019 (CUSIP No. 79377WAD0) (the “Notes”), $1,911,000 aggregate principal amount at maturity of which previously were outstanding.

On March 4, 2011, the Company announced its intention to redeem the Notes on April 15, 2011. The redemption price of the Notes was determined in accordance with the indenture for the Notes plus accrued and unpaid interest thereon to the Redemption Date.

The Company paid the redemption price of the Notes from cash on hand.

Saks Incorporated operates 46 Saks Fifth Avenue stores, 57 Saks OFF 5TH stores, and saks.com.

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